Exhibit 99.2
FEDERAL HOUSING FINANCE AGENCY
STATEMENT

Contact: Corinne Russell (202) 414-6921
Stefanie Mullin (202) 414-6376
For Immediate Release
September 7, 2008
STATEMENT OF FHFA DIRECTOR JAMES B. LOCKHART
Good Morning
Fannie Mae and Freddie Mac share the critical mission of providing stability and liquidity to the housing market. Between them, the Enterprises have $5.4 trillion of guaranteed mortgage-backed securities (MBS) and debt outstanding, which is equal to the publicly held debt of the United States. Their market share of all new mortgages reached over 80 percent earlier this year, but it is now falling. During the turmoil last year, they played a very important role in providing liquidity to the conforming mortgage market. That has required a very careful and delicate balance of mission and safety and soundness. A key component of this balance has been their ability to raise and maintain capital. Given recent market conditions, the balance has been lost. Unfortunately, as house prices, earnings and capital have continued to deteriorate, their ability to fulfill their mission has deteriorated. In particular, the capacity of their capital to absorb further losses while supporting new business activity is in doubt.
Today’s action addresses safety and soundness concerns. FHFA’s rating system is called GSE Enterprise Risk or G-Seer. It stands for Governance, Solvency, Earnings and Enterprise Risk which includes credit, market and operational risk. There are pervasive weaknesses across the board, which have been getting worse in this market.
Over the last three years OFHEO, and now FHFA, have worked hard to encourage the Enterprises to rectify their accounting, systems, controls and risk management issues. They have made good progress in many areas, but market conditions have overwhelmed that progress.
The result has been that they have been unable to provide needed stability to the market. They also find themselves unable to meet their affordable housing mission. Rather than letting these conditions fester and worsen and put our markets in jeopardy, FHFA, after painstaking review, has decided to take action now.

Key events over the past six months have demonstrated the increasing challenge faced by the companies in striving to balance mission and safety and soundness, and the ultimate disruption of that balance that led to today’s announcements. In the first few months of this year, the secondary market showed significant deterioration, with buyers demanding much higher prices for mortgage backed securities.
In February, in recognition of the remediation progress in financial reporting, we removed the portfolio caps on each company, but they did not have the capital to use that flexibility.
In March, we announced with the Enterprises an initiative to increase mortgage market liquidity and market confidence. We reduced the OFHEO-directed capital requirements in return for their commitments to raise significant capital and to maintain overall capital levels well in excess of requirements.
In April, we released our Annual Report to Congress, identifying each company as a significant supervisory concern and noting, in particular, the deteriorating mortgage credit environment and the risks it posed to the companies.

In May OFHEO lifted its 2006 Consent Order with Fannie Mae after the company completed the terms of that order. Subsequently, Fannie Mae successfully raised $7.4 billion of new capital, but Freddie Mac never completed the capital raise promised in March.
Since then credit conditions in the mortgage market continued to deteriorate, with home prices continuing to decline and mortgage delinquency rates reaching alarming levels. FHFA intensified its reviews of each company’s capital planning and capital position, their earnings forecasts and the effect of falling house prices and increasing delinquencies on the credit quality of their mortgage book.
In getting to today, the supervision team has spent countless hours reviewing with each company various forecasts, stress tests, and projections, and has evaluated the performance of their internal models in these analyses. We have had many meetings with each company’s management teams, and have had frank exchanges regarding loss projections, asset valuations, and capital adequacy. More recently, we have gone the extra step of inviting the Federal Reserve and the OCC to have some of their senior mortgage credit experts join our team in these assessments.

The conclusions we reach today, while our own, have had the added benefit of their insight and perspective.
After this exhaustive review, I have determined that the companies cannot continue to operate safely and soundly and fulfill their critical public mission, without significant action to address our concerns, which are:
•	the safety and soundness issues I mentioned, including current capitalization;

•	current market conditions;

•	the financial performance and condition of each company;

•	the inability of the companies to fund themselves according to normal practices and prices; and

•	the critical importance each company has in supporting the residential mortgage market in this country,
Therefore, in order to restore the balance between safety and soundness and mission, FHFA has placed Fannie Mae and Freddie Mac into conservatorship. That is a statutory process designed to stabilize a troubled institution with the objective of returning the entities to normal business operations. FHFA will act as the conservator to operate the Enterprises until they are stabilized.
The Boards of both companies consented yesterday to the conservatorship. I appreciate the cooperation we have received from the boards and the management of both Enterprises. These individuals did not create the inherent conflict and flawed business model embedded in the Enterprises’ structure.
The goal of these actions is to help restore confidence in Fannie Mae and Freddie Mac, enhance their capacity to fulfill their mission, and mitigate the systemic risk that has contributed directly to the instability in the current market. The lack of confidence has resulted in continuing spread widening of their MBS, which means that virtually none of the large drop in interest rates over the past year has been passed on to the mortgage markets. On top of that, Freddie Mac and Fannie Mae, in order to try to build capital, have continued to raise prices and tighten credit standards.
FHFA has not undertaken this action lightly. We have consulted with the Chairman of the Board of Governors of the Federal Reserve System, Ben Bernanke, who was appointed a consultant to FHFA under the new legislation. We have also consulted with the Secretary of the Treasury, not only as an FHFA Oversight Board member, but also in his duties under the law to provide financing to the GSEs. They both concurred with me that conservatorship needed to be undertaken now.
There are several key components of this conservatorship:
First, Monday morning the businesses will open as normal, only with stronger backing for the holders of MBS, senior debt and subordinated debt.
Second, the Enterprises will be allowed to grow their guarantee MBS books without limits and continue to purchase replacement securities for their portfolios, about $20 billion per month without capital constraints.
Third, as the conservator, FHFA will assume the power of the Board and management.
Fourth, the present CEOs will be leaving, but we have asked them to stay on to help with the transition.

Fifth, I am announcing today I have selected Herb Allison to be the new CEO of Fannie Mae and David Moffett the CEO of Freddie Mac. Herb has been the Vice Chairman of Merrill Lynch and for the last eight years chairman of TIAA-CREF. David was the Vice Chairman and CFO of US Bancorp. I appreciate the willingness of these two men to take on these tough jobs during these challenging times. Their compensation will be significantly lower than the outgoing CEOs. They will be joined by equally strong non-executive chairmen.
Sixth, at this time any other management action will be very limited. In fact, the new CEOs have agreed with me that it is very important to work with the current management teams and employees to encourage them to stay and to continue to make important improvements to the Enterprises.
Seventh, in order to conserve over $2 billion in capital every year, the common stock and preferred stock dividends will be eliminated, but the common and all preferred stocks will continue to remain outstanding. Subordinated debt interest and principal payments will continue to be made.
Eighth, all political activities — including all lobbying — will be halted immediately. We will review the charitable activities.

Lastly and very importantly, there will be the financing and investing relationship with the U.S. Treasury, which Secretary Paulson will be discussing. We believe that these facilities will provide the critically needed support to Freddie Mac and Fannie Mae and importantly the liquidity of the mortgage market.
One of the three facilities he will be mentioning is a secured liquidity facility which will be not only for Fannie Mae and Freddie Mac, but also for the 12 Federal Home Loan Banks that FHFA also regulates. The Federal Home Loan Banks have performed remarkably well over the last year as they have a different business model than Fannie Mae and Freddie Mac and a different capital structure that grows as their lending activity grows. They are joint and severally liable for the Bank System’s debt obligations and all but one of the 12 are profitable. Therefore, it is very unlikely that they will use the facility.
During the conservatorship period, FHFA will continue to work expeditiously on the many regulations needed to implement the new law. Some of the key regulations will be minimum capital standards, prudential safety and soundness standards and portfolio limits. It is critical to complete these regulations so that any new investor will understand the investment proposition.

This decision was a tough one for the FHFA team as they have worked so hard to help the Enterprises remain strong suppliers of support to the secondary mortgage markets. Unfortunately, the antiquated capital requirements and the turmoil in housing markets over-whelmed all the good and hard work put in by the FHFA teams and the Enterprises’ managers and employees. Conservatorship will give the Enterprises the time to restore the balances between safety and soundness and provide affordable housing and stability and liquidity to the mortgage markets. I want to thank the FHFA employees for their work during this intense regulatory process. They represent the best in public service. I would also like to thank the employees of Fannie Mae and Freddie Mac for all their hard work. Working together we can finish the job of restoring confidence in the Enterprises and with the new legislation build a stronger and safer future for the mortgage markets, homeowners and renters in America.
Thank you and I will now turn it back to Secretary Paulson.
(link to) QUESTIONS AND ANSWERS ON CONSERVATORSHIP

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